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                                                                EXHIBIT 10.5

                         COMPAQ COMPUTER CORPORATION
                        UNITED STATES DEALER AGREEMENT


        This Dealer "Agreement" is between Compaq Computer Corporation, a Delaware Corporation, having its principal place of business at 20555 SH 249, Houston, Harris County, Texas, 77070 ("COMPAQ") and Dataflex Corporation, d/b/a Dataflex/computerBay, having its principal place of business at 3920 Park Avenue, Edison, Middlesex County, NJ 08820 ("Dealer").

1.     Definitions:

       1.1 The term "COMPAQ Products" as used in this Agreement shall mean items described in the United States Dealer Price List published by COMPAQ ("Price List"), as updated and revised from time to time, and all COMPAQ spare parts and accessories.

       1.2 The term "Dealer's Authorized Headquarters" as used in this Agreement shall mean the party to a COMPAQ Central Purchase Agreement currently in effect with COMPAQ, who is identified in Exhibit A attached hereto.

2.     Appointment as Dealer

       2.1 COMPAQ hereby appoints Dealer, and Dealer hereby accepts its appointment, as an Authorized Dealer for COMPAQ Products only in the United States and only from the wholly-owned Dealer locations or within the territories specified in Exhibit A, attached hereto, and such other locations or territories as may be agreed to in writing by COMPAQ ("Authorized Location(s)"). All shipments of COMPAQ Products will be made to Dealer's Authorized Locations unless otherwise agreed to in writing by COMPAQ. COMPAQ reserves the right, during the term of this Agreement and thereafter, to market COMPAQ Products or other products in the geographic areas served by Dealer, either directly or indirectly, through any means, without obligation or liability to Dealer. Dealer shall have no right to, and agrees it shall not, ship COMPAQ Products to any location other than Dealer's Authorized Location(s) without the prior written approval of COMPAQ, or appoint any other dealers, warranty service providers or distributors of COMPAQ Products.

       2.2 Dealer is an independent contractor and is not a legal representative or agent of COMPAQ for any purpose whatsoever. Dealer is not authorized to and agrees that it will not, make any warranties or representations or assume or create any other obligations or liabilities on the behalf of COMPAQ. Dealer agrees to indemnify and hold COMPAQ harmless from and against any and all such warranties, representations, obligations and liabilities in accordance with Section 27 of this Agreement.

3.     Term

        Unless earlier terminated pursuant to Section 26 herein, the term of this Agreement shall be twelve (12) months, commencing on the date COMPAQ executes this Agreement ("Effective Date"). This Agreement will be automatically renewed at the conclusion of the initial twelve (12) month period for successive twelve (12) month periods unless one of the parties indicates by written notice to the other party given not less than thirty (30) days prior to the end of any such twelve (12) month period that it does not intend to renew. Notwithstanding the provisions of this Section, this Agreement may be terminated by either party at any time pursuant to Section 26 of this Agreement.

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4.     Duties of COMPAQ

       4.1      COMPAQ agrees to provide the following services to Dealer:

                4.1.1 Provide Dealer with an initial quantity, as determined by COMPAQ, of sales aids, data sheets, brochures, instruction sheets and other materials to assist Dealer in the promotion and sale of COMPAQ Products. COMPAQ will make additional copies of these materials available to Dealer at a reasonable charge.

                4.1.2 Provide Dealer with such technical assistance and information regarding COMPAQ Products as COMPAQ believes is necessary and keep Dealer advised of material information regarding COMPAQ Products.

                4.1.3 Provide training for one (1) employee from each Authorized Location where Dealer performs maintenance and/or warranty service on COMPAQ Product ("Authorized Service Location") and provide initial service documents as part of the service training. COMPAQ will make additional copies of these materials available to Dealer and/or provide training for additional Dealer employees at a reasonable charge.

                4.1.4 Provide training for one (1) Dealer employee from each Authorized Location where Dealer performs sales and marketing services for COMPAQ Products ("Authorized Sales Location") and provide initial sales and marketing materials as part of the sales training. COMPAQ will make additional copies of these materials available to Dealer and/or provide training for additional Dealer employees at a reasonable charge.

5.     Duties of Dealer

       5.1 Dealer agrees that it shall perform the following material obligations at all times during the term of this Agreement:

                5.1.1 Maintain at each Authorized Sales Location one (1) or more full-time employees trained by COMPAQ and capable of effectively marketing COMPAQ Products.

                5.1.2 Maintain at each Authorized Service Location one (1) or more full-time employees who have, in the sole judgment of COMPAQ, passed COMPAQ service training and who are, in the sole judgment of COMPAQ, capable of effectively providing warranty and maintenance service on all COMPAQ Products.

                5.1.3 Maintain at each Authorized Service Location adequate floor space and related facilities to provide warranty and maintenance service to purchasers of COMPAQ Products

                5.1.4 Exert its best efforts to market, advertise, promote, sell and service COMPAQ Products.

                5.1.5 Conduct its business at all times in a manner that reflects favorably upon the reputation, quality, goodwill and credibility of COMPAQ and COMPAQ Products. To this end, Dealer shall not disparage COMPAQ or COMPAQ Products in any way or make any representations or express any opinions regarding the features or capabilities of COMPAQ Products which are not consistent with those found in literature or other materials distributed by COMPAQ.

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                5.1.6     Establish and maintain compensation plans (or other
incentive plans) for Dealer's employees, agents and subcontractors involved in the marketing, advertising, promotion, sales and/or servicing of COMPAQ Products which are at all times proportionally fair to COMPAQ in comparison to similar plans for any other competitive products sold by Dealer and which reflect Dealer's obligation to exert best efforts to sell COMPAQ Products.

                5.1.7 Provide, at COMPAQ's request, copies of the compensation plans for other products sold by Dealer.

                5.1.8 Explain and demonstrate COMPAQ Products upon customer request and instruct the customer with respect to setup and installation of COMPAQ Products. Dealer shall not sell COMPAQ Products by mail, telephone, or by or through any other method which does not emphasize in-person contact with the customer.

                5.1.9 Furnish a bill of sale or other receipt to the customer stating the date of sale and the serial numbers of the COMPAQ Products sold and ensure that the appropriate COMPAQ warranty statement, agreement or other materials as specified by COMPAQ from time to time are included with each COMPAQ Product.

                5.1.10 Provide COMPAQ with a valid resale exemption certificate(s), as required by law, in lieu of, or with respect to, sales tax for the COMPAQ Products purchased under this Agreement. Dealer agrees to promptly notify COMPAQ of the revocation or modification of any such resale exemption certificate.

                5.1.11 Promptly report to COMPAQ all suspected COMPAQ Product defects or safety problems and keep COMPAQ informed of customer complaints.

                5.1.12 Allow COMPAQ or its third party representative access to Authorized Locations to inspect Dealer's facilities and records for the purpose of ensuring Dealer's compliance with the terms of this Agreement.

                5.1.13 Maintain sufficient liability insurance to protect COMPAQ from all customer claims arising out of the acts, omissions, misrepresentations or negligence of Dealer.

                5.1.14 Obey all applicable laws, comply with all applicable rules and regulations, and conduct business in an ethical manner.

                5.1.15 Maintain for five (5) years from the date of sale a list of all customers and their addresses at the time of sale together with COMPAQ Product serial numbers, if any, and provide all assistance reasonably required by COMPAQ in implementing any mandatory safety changes. This obligation shall survive the expiration or termination of this Agreement.

                5.1.16 Purchase and maintain at each Authorized Service Location a COMPAQ specified complement of warranty service parts from COMPAQ.

                5.1.17 Use only parts manufactured or designated by COMPAQ when performing COMPAQ warranty service unless otherwise agreed by COMPAQ in writing.

                5.1.18 Maintain adequate tools and test equipment at each Authorized Service Location to provide warranty service for COMPAQ Products.

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          5.1.19  Validate all warranty claims and render warranty service on all COMPAQ Products within forty-eight (48) hours of the receipt by Dealer of any COMPAQ Product for warranty service, regardless of place of purchase, according to procedures established from time to time by COMPAQ and communicated to Dealer.

          5.1.20 Maintain an overall credit rating satisfactory to COMPAQ in its sole judgment.

          5.1.21 Maintain an appropriate and attractive display of working COMPAQ Products in each Authorized Sales Location:

          5.1.22 Purchase COMPAQ Products only from COMPAQ or Dealer's Authorized Headquarters unless written permission from COMPAQ to purchase from another source has been granted.

     5.2 Dealer shall not sell or otherwise make available COMPAQ Products to any third party for the purpose of resale to others unless approval to do so has been given by COMPAQ to Dealer in accordance with this Agreement.

     5.3 Dealer shall not incorporate or substitute parts or options not manufactured or sold by COMPAQ into COMPAQ Products unless Dealer notifies the customer of such incorporation or substitution and records such notice on a receipt or other proof of purchase provided to the customer. Dealer shall also inform the customer that parts or options not manufactured or sold by COMPAQ are not warranted by COMPAQ.

     5.4 Dealer shall not perform service on COMPAQ Products using parts not manufactured or sold by COMPAQ without identifying to the customer which parts are not manufactured or sold by COMPAQ and notifying the customer that such party are not warranted by COMPAQ.

6.   Sales to Dealer Associates

     6.1 In the event that Dealer wishes to sell COMPAQ Products to a third party ("Dealer Associate"), for the purpose of resale to others, Dealer shall nominate and interact with such Dealer Associate pursuant to the written policies and procedures established and amended by COMPAQ from time to time at its sole discretion. Each Dealer Associate must be approved in writing by COMPAQ, which approval shall be at COMPAQ's sole discretion.

     6.2 COMPAQ shall have the right at any time to withdraw its approval of a Dealer Associate with or without cause upon written notice to Dealer.

7.   Sales to Other Authorized Dealers

     Dealer may sell COMPAQ Products to other Authorized Dealers of COMPAQ Products but only if Dealer has first obtained written approval from COMPAQ to make such sale, Dealer shall provide COMPAQ, within thirty (30) days of such sale, with a written list of COMPAQ Products sold to such other Authorized Dealer(s), together with their respective serial numbers, if any.


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8.      Sales to Government

        In the event that Dealer sells COMPAQ Products to the Government, Dealer shall make such sales pursuant to the written policies and procedures established and amended by COMPAQ from time to time at its sole discretion.

9.      Sales of Spare Parts to Third Parties

        9.1 Dealer may sell COMPAQ spare parts to third parties for use in servicing COMPAQ Products ("Third Party Maintainers") subject to the following conditions:

                9.1.1 It is understood that only COMPAQ can authorize warranty service providers and that the purchase of COMPAQ service parts by a Third Party Maintainer from Dealer does not authorize the Third Party Maintainer to perform warranty services on COMPAQ Products.

                9.1.2 Any warranty provided by a Third Party Maintainer shall be at the sole expense and obligation of such Third Party Maintainer.

                9.1.3 Dealer shall ensure that Third Party Maintainers that are not authorized by COMPAQ to provide COMPAQ warranty service will notify their customers in writing that the service they perform is not warranted by COMPAQ.

        9.2 COMPAQ service parts purchased by Dealer shall be used only for performing warranty service, for performing maintenance service, or for remarketing to Third Party Maintainers.

10.     Product Discontinuance

        COMPAQ reserves the unilateral right, without any prior notice, to cease making available any COMPAQ Product to Dealer.

11.     Change of Control

        In the event of any merger, consolidation, change in key management, change or loss of franchise relationship, reorganization of Dealer, change of control, transfer of any substantial part of Dealer's or its Authorized Location's business, whether by sale of stock, sale of assets, or otherwise, Dealer shall notify COMPAQ in writing within ten (10) days of such change. Dealer agrees that its failure to provide such notice to COMPAQ shall constitute a material breach of this Agreement.

12.     Scheduling COMPAQ Products

        Prior to the commencement of this Agreement and, thereafter, on or before each anniversary of the Effective Date, Dealer will submit a written forecast to COMPAQ of the COMPAQ Products required for each of the next twelve
(12) months. COMPAQ reserves the right to supply all or a portion of Dealer's forecast, consistent with availability, production schedules, product demand and other factors as determined by COMPAQ at its sole discretion. COMPAQ shall have no liability or obligation to Dealer for partial or late delivery or for failure to deliver.

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13.     Ordering COMPAQ Products

        13.1 Dealer shall order and purchase COMPAQ Products pursuant to written ordering procedures established and amended by COMPAQ from time to time at its sole discretion.

        13.2 All orders shall be subject to acceptance by COMPAQ and shall be governed solely by the terms and conditions of this Agreement. No additional or different provisions contained in Dealer's purchase orders or other business forms or correspondence shall be of any force whatsoever. The failure of COMPAQ to object to any such provision shall not be deemed an acceptance of such provisions or a waiver of its rights hereunder.

        13.3 Dealer acknowledges that product availability may be subject to production, shipping or other delays. In such event, Dealer agrees that COMPAQ may, at its sole discretion, allocate distribution of COMPAQ Products among COMPAQ's customers, notwithstanding the effect such allocation may have on Dealer's outstanding orders.

14.     Sales Out and Inventory Information

        Dealer agrees to provide COMPAQ with a monthly summary by model number and unit serial number of the COMPAQ Products sold at each Authorized Location as well as dealer's current inventory position. This summary shall be submitted to COMPAQ in accordance with the procedures specified from time to time by COMPAQ.

15.     Cancellation Charge

        COMPAQ shall have the right to impose a cancellation charge for any order which is cancelled or deferred by Dealer at a rate to be established by COMPAQ at its sole discretion. COMPAQ may, at its sole discretion, waive any cancellation charge. No waiver by COMPAQ of a cancellation charge in one or more instances shall constitute a waiver by COMPAQ of its right to impose a cancellation charge in a subsequent instance.

16.     Payment and Prices

        16.1 Payment in full for each COMPAQ Product shall be due and payable within thirty (30) days of the date of the invoice ("Due Date"). If payment is not received by COMPAQ by the Due Date, the Dealer shall pay a financing charge of 1.5% for each month or portion thereof during which payment remains outstanding.

        16.2 If COMPAQ has given Dealer notice of termination of this Agreement or if Dealer is delinquent on any payment for COMPAQ Products, COMPAQ shall have the right to stop all shipments to Dealer. The order for any such stopped shipment shall be considered to have been cancelled by Dealer.

        16.3 Dealer shall pay COMPAQ for COMPAQ Products in United States Dollars at the applicable prices ("Dealer Price") specified in the COMPAQ United States Price List in effect on the date an order is received or shipped by COMPAQ, whichever is less, provided, however, that if publication of a new Price List results in an increase in the price of any COMPAQ Product, the increased price shall apply to any order placed by Dealer after the effective date of the Price List or any other order which is scheduled by COMPAQ for shipment after the effective date of the Price List.

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        16.4    COMPAQ reserves the right to amend the Price List without
notice. The amended Price List shall become effective either on the date of publication or on the date specified by COMPAQ and remain in effect until a new Price List is published and effective.

        16.5 When the adoption of a new Price List results in the reduction of the price of any COMPAQ Product (excluding spare parts), COMPAQ may provide Dealer price protection for such products pursuant to written policies or procedures established by COMPAQ from time to time at its sole discretion.

        16.6 The prices shown on the Price List are FOB a COMPAQ designated shipping location and do not include the cost of transport, taxes, duties or any other costs associated with the transportation of COMPAQ Products. All such costs for each COMPAQ Product shall be paid by Dealer in accordance with the billing practices of COMPAQ as implemented from time to time.

        16.7 In addition to the prices shown on the Price List, Dealer agrees to pay any taxes resulting from this Agreement of the activities contemplated hereunder, exclusive of taxes based on the net income of COMPAQ.

        16.8 The suggested resale price for a COMPAQ Product set forth in any Price List is a suggestion only. Dealer is under no obligation to accept any such suggestion. COMPAQ expressly disclaims any intention to have Dealers adhere to the suggested resale price.

        16.9 COMPAQ shall have the right to set off or apply any and all amounts owed by Dealer, its subsidiaries and affiliates, against any and all amounts owed or which may subsequently be owing by COMPAQ to Dealer, its affiliates, subsidiaries, or their successor in interest.

17.     Title

           Title to each COMPAQ Product shall pass to Dealer upon delivery by COMPAQ to a common carrier for shipment.

18.     Risk of Loss or Damage

           Dealer and its insurers, if any, accept responsibilities for all risks of loss or damage to the COMPAQ Products upon delivery by COMPAQ to a common carrier for shipment.

19.     Security Interest

           COMPAQ reserves a purchase money security interest in the COMPAQ Products shipped to Dealer under this Agreement. In the proceeds thereof in the amount of the COMPAQ Products' purchase prices, and in the accounts receivable for such COMPAQ Products. Dealer expressly grants COMPAQ the right to file in Dealer's name any document required to perfect such purchase money security interest. Dealer agrees to sign any documents required to permit COMPAQ to perfect any such purchase money security interest.

20.     Partial Shipments

           COMPAQ may make the shipments of COMPAQ Products ordered by Dealer in one or more installments. Delay in shipment by COMPAQ of any installment in excess of thirty (30) days from the scheduled shipping date shall, upon written notification by Dealer



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to COMPAQ prior to actual shipment, relieve Dealer from its obligation to accept any remaining installment.

21.     Warranty Service

        21.1 COMPAQ authorizes Dealer to perform, and Dealer agrees to perform, the services which meet the terms of either the COMPAQ limited warranty statements included with COMPAQ Products or any extended service agreement the customer has purchased with respect to COMPAQ Products, regardless of the place of purchase of the COMPAQ Product. The quality standards and procedures for such services will be set forth by COMPAQ from time to time in writing to Dealer.

        21.2 In consideration for Dealer's agreement to provide COMPAQ warranty service or extended service, COMPAQ agrees to (i) credit Dealer for warranty labor at the rate set forth in the current COMPAQ Computer Dealer Warranty Reimbursement Schedule, as revised by COMPAQ from time to time, for service rendered within the applicable warranty period; and (ii) exchange defective COMPAQ parts returned by Dealer which were replaced in COMPAQ Products falling within the applicable warranty period or, at the option of COMPAQ, credit Dealer at the then current COMPAQ Dealer Price for such part.

22.     Limited Warranty

        22.1 The applicable COMPAQ limited warranty statement is included with each COMPAQ Product shipped to Dealer. Dealer is not authorized by COMPAQ to make any other warranty, whether written or oral, with respect to COMPAQ Products.

        22.2 Dealer may submit warranty service claims to COMPAQ for COMPAQ Products when a defect that would be a breach of the COMPAQ limited warranty statement is discovered by Dealer prior to the Date of Purchase, as defined in Sub-Section 22.3 of this Agreement, provided that such claim is made by Dealer within a specified period of time after the shipment of the COMPAQ Product to Dealer as established by COMPAQ from time to time.

        22.3    The Date of Purchase of any COMPAQ Product for purposes of this
Section 22 is defined as (i) Dealer's sale of the COMPAQ Product, or (ii) the initial transfer of title of the COMPAQ Product from Dealer, or (iii) the setup and operation by Dealer of the COMPAQ Product for loan, lease, rental, or any other similar purpose, or (iv) the use by Dealer of the COMPAQ Product for any business purpose, whichever date comes first.

        22.4 EXCEPT FOR THE WARRANTY SET FORTH IN THE LIMITED WARRANTY STATEMENT WHICH ACCOMPANIES EACH COMPAQ PRODUCT, COMPAQ MAKES NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PERFORMANCE OF COMPAQ PRODUCTS. ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH ELSEWHERE IN THIS AGREEMENT, THE LIABILITY OF COMPAQ FOR DAMAGES CAUSED BY ANY ALLEGEDLY DEFECTIVE COMPAQ PRODUCTS DISCOVERED BY DEALER WITHIN THE SPECIFIED PERIOD ESTABLISHED BY COMPAQ PURSUANT TO SECTION 22.2 IS LIMITED TO THE TERMS OF THE APPLICABLE LIMITED WARRANTY STATEMENT. COMPAQ SHALL HAVE THE RIGHT TO CHANGE ITS LIMITED WARRANTY AT ANY TIME WITHOUT FURTHER NOTICE OR OBLIGATION TO DEALER OR ANY OTHER PERSON BY REASON OF SUCH CHANGE.




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23.  Trademarks and Related Matters

     23.1 Dealer may refer to itself as an "Authorized COMPAQ Computer Dealer" during the term of this agreement solely in connection with the sale of COMPAQ Products purchased from COMPAQ pursuant to this Agreement.

     23.2 No rights are granted to Dealer to use trademarks and trade names of COMPAQ or trademarks or trade names of third parties used in connection with the COMPAQ Products except the limited permission for Dealer to use the trademark "COMPAQ" and any other trademarks identified on the COMPAQ Price List, registered, or identified by COMPAQ as a COMPAQ trademark ("Trademark"), solely to identify COMPAQ Products purchased from COMPAQ pursuant to this Agreement. Dealer shall provide to COMPAQ, for prior review and written approval, all promotional, advertising and other materials and activity using or displaying any Trademark or trade name of COMPAQ or of third parties used in connection with COMPAQ Products or referring to Dealer as an "Authorized COMPAQ Computer Dealer," unless such materials and activity are within the guidelines set forth by COMPAQ from time to time to Dealer. Dealer agrees to change or correct, at Dealer's expense, any such material or activity which COMPAQ, in its sole judgment, determines to be inaccurate, objectionable, misleading or a misuse of Trademarks or trade names of COMPAQ.

     23.3 Upon the expiration or termination of this Agreement, Dealer shall immediately cease referring to itself as an "Authorized COMPAQ Computer Dealer" and shall immediately cease using Trademarks and trade names of COMPAQ and of third parties in connection with COMPAQ Products except those used on COMPAQ Products which remain in the possession of Dealer. Dealer shall also promptly return to COMPAQ or destroy all materials in its possession or under its control employing such Trademarks and trade names used in connection with COMPAQ Products.

     23.4 Dealer recognizes COMPAQ ownership of and title to the Trademarks and the goodwill attaching thereto, and agrees that any goodwill which accrues because of Dealer's use of the Trademarks or because of any other activity involving the promotion of COMPAQ Products shall vest in and become the property of COMPAQ. Dealer agrees not to contest or take any action to contest the Trademarks or trade names of COMPAQ or to use, employ or attempt to register any Trademark or trade name which is confusingly or deceptively similar to the Trademarks or trade names of COMPAQ.

     23.5 The provision of this Section 23 shall survive the expiration or termination of this Agreement.

24.  Patents and Copyrights

     24.1 COMPAQ will defend Dealer against a claim that COMPAQ Products supplied hereunder infringe a United States patent or copyright and COMPAQ will pay resulting costs, damages and attorney's fees finally awarded by a court, provided that (i) Dealer promptly notifies COMPAQ in writing of the claim; and
(ii) COMPAQ has sole control of the defense and all related settlement negotiations.

     24.2 The obligation of COMPAQ under this Section is conditioned on Dealer's agreement that if the COMPAQ Products or the operation thereof become, or in the opinion of COMPAQ are likely to become, the subject of such a claim, Dealer will permit COMPAQ, at the sole option and expense of COMPAQ, either to procure the right for the Dealer to continue marketing and using the COMPAQ Products or to replace or modify them so that they become non-infringing. However, if neither of the foregoing alternatives is available on


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terms which are reasonable, in the sole judgment of COMPAQ, Dealer will return the COMPAQ Products upon written request by COMPAQ and COMPAQ agrees to grant Dealer a credit equal to the price paid by Dealer to COMPAQ for the returned COMPAQ Products.

     24.3 COMPAQ shall have no liability for any claim based upon the combination, operation or use of any COMPAQ Product supplied hereunder with equipment, date or programming not supplied by COMPAQ, or based upon any alteration or modification of the COMPAQ Products.

     24.4 The foregoing states the entire obligation of COMPAQ to Dealer with respect to infringement of patents and copyrights.

25.  Confidential Information

     Confidential information shall mean all information designated "COMPAQ Confidential" or disclosed to Dealer by COMPAQ which relates to the present or future development and business activities of COMPAQ, including but not limited to all sales, promotional, advertising, and support programs, except such information as is previously known to Dealer without an obligation of confidentiality or is publicly disclosed by COMPAQ either prior to or subsequent to Dealer's receipt of such information from COMPAQ. Dealer shall hold such confidentiality information in trust and confidence for COMPAQ and shall not use it except in furtherance of the relationship set forth in this Agreement, nor publish, disclose or disseminate it, except as may be authorized by COMPAQ in writing. Upon the expiration or termination of this Agreement, Dealer shall deliver to COMPAQ all written or descriptive matter including, but not limited to, drawings, blueprints, descriptions or other papers or documents containing any such confidential information. This Section shall survive the expiration or termination of this Agreement.

26.  Termination

     26.1 Either party shall have the right to terminate this Agreement at any time, for any reason or no reason whatsoever, at such party's sole and unchallengeable discretion, said termination to be effective no fewer than thirty (30) days from the date written notice of termination is received by the non-terminating party.

     26.2 Upon the occurrence of any of the following enumerated circumstances, termination of this Agreement by COMPAQ shall be effective immediately upon receipt by Dealer of written notice of termination:

           26.2.1 A receiver, liquidator, trustee or similar administrator is appointed to take charge of all or substantially all of Dealer's assets; or

           26.2.2 Dealer is adjudged or becomes bankrupt or insolvent, is unable to pay its debts as they become due, or makes an assignment for the benefit of its creditors; or

           26.2.3 Any judicial proceedings are commenced by or on behalf of Dealer pursuant to any bankruptcy, insolvency or debtor relief law; or

           26.2.4 Dealer voluntarily or involuntarily undertakes to dissolve or wind up its affairs; or

           26.2.5  There occurs any event as specified in Section 11 hereof; or


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        26.2.6   Dealer defaults in any payment due to COMPAQ and such default continues for a period of ten (10) days after the Due Date; or

        26.2.7 Dealer makes any false or misleading representations in connection with the business relationship of the parties or engages in fraud, criminal or negligent conduct in connection with the business relationship of the parties; or

        26.2.8 Any competitor of COMPAQ purchases or otherwise acquires an interest of any sort or size in Dealer; or

        26.2.9   Dealer breaches any other material term of the Agreement.

If for any reason such circumstances are found not to exist, termination shall nevertheless be effective thirty (30) days from the date of receipt by Dealer of COMPAQ's written notice of termination pursuant to Sub-Section 26.1.

        26.3 The parties understand and agree that this Agreement may be terminated at any time and that as a result of such termination, the terminated party may suffer injury, damages and loss. Moreover, expenditures of money and time undertaken by the parties pursuant to or in connection with this Agreement may as a result of such termination be rendered worthless, and goodwill or other tangible and intangible assets or value generated by such expenditures or by long-term contracts and relationships with customers or others may be lost. Notwithstanding all of the above, and UNDERSTANDING FULLY THE RISK THAT THIS AGREEMENT MAY BE TERMINATED AT ANY TIME FOR ANY REASON OR FOR NO REASON WHATSOEVER, each of the parties hereto hereby agrees that in the event of termination, the terminating party shall not under any circumstances be liable to the whether for the loss of present or prospective commissions or lost profits, or for expenditures, investments, opportunities forgone, or for the inability to fulfill customer contracts, or otherwise.

        26.4 If COMPAQ, terminates this Agreement, COMPAQ may, at its sole option, repurchase some or all of the COMPAQ Products in Dealer's inventory at prices to be agreed upon by COMPAQ and Dealer, but in no event greater than the price invoiced to and actually paid by the Dealer less any credits received by Dealer in respect of such Products. In the event the factory box seal of a COMPAQ Product has been broken, the price to be paid by COMPAQ shall not exceed 50% of the price invoiced to and actually paid by Dealer. Dealer agrees to return to COMPAQ, pursuant to the terms set forth in this Sub-Section, any or all of Dealer's inventory that COMPAQ may decide to repurchase.

        26.5 If Dealer terminates this Agreement, COMPAQ may, at its sole discretion, accept return of some or all of the COMPAQ Products in the Dealer's inventory offered to COMPAQ by the Dealer. If COMPAQ chooses to accept such returns, Dealer will be reimbursed the price invoiced to and actually paid by the Dealer, less any credits received by Dealer in respect of such COMPAQ Products and less a 15% handling charge and any return shipment charges paid by COMPAQ.

        26.6 Termination of this Agreement by either party does not relieve Dealer of any responsiblity of duty set forth in this Agreement which by its terms survives such termination.

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
        26.7 Termination of this Agreement shall automatically accelerate the Due Date such that all outstanding invoices shall be due and payable as of the effective date of termination.

        26.8 Upon notice of termination of this Agreement, COMPAQ may reject all or part of any orders received from Dealer after the date of notice of termination. COMPAQ may also at its sole discretion, refuse to fill any orders received prior to notice of termination. Any COMPAQ Products to be shipped to Dealer prior to the effective date of termination shall be paid for by Dealer by certified or cashier's check prior to the shipping date.

        26.9  Upon the effective date of termination of this Agreement.

                26.9.1 Dealer shall promptly return all advertising, promotional, technical, sales, or other materials supplied by COMPAQ;

                26.9.2 Dealer shall cease holding itself out as an authorized seller or service provider of COMPAQ Products;

                26.9.3 Dealer shall notify and arrange for all publishers and others who may identify, list, or publish Dealer's name as a dealer or service provider of COMPAQ Products to discontinue such listings as soon as practicable;

                26.9.4 Dealer shall no longer sell COMPAQ Products (including spare parts) to its customers, nor shall Dealer perform warranty service on COMPAQ Products without the prior written consent of COMPAQ; and

                26.9.5 Dealer shall no longer be entitled to warranty service reimbursement for services performed on COMPAQ Products.

        26.10  Upon the date of notice termination:

                26.10.1 All promotional allowances available to Dealer for use which are not already subject to valid and existing claims submitted by Dealer and received by COMPAQ shall no longer be available for use by Dealer;

                26.10.2 Dealer shall no longer be entitled to accrue additional promotional allowances; and

                26.10.3 Dealer's rights under any Inventory return or price protection policy that may have been established by COMPAQ shall terminate.

27.  Indemnification

        Dealer agrees to indemnify COMPAQ against, including reasonable attorneys' fees, and costs of litigation, and hold COMPAQ harmless from, any and all claims by any other party resulting, directly or indirectly, from Dealer's acts, omissions, misrepresentations, or negligence, regardless of the form of action. This Section shall survive the expiration of termination of this Agreement.

28.  Limitation of Remedies

        28.1 In the event of the failure, or threatened failure, of Dealer to fulfill any of its obligations hereunder, COMPAQ shall be entitled to seek injunctive relief to request that

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
such obligation be fulfilled. Without limitation, COMPAQ shall have the right to seek the enforcement of its rights regarding copyrights, Trademarks or trade names and the enforcement of Dealer's obligation to cease representing itself as in any way authorized by COMPAQ to sell or service COMPAQ Products.

        28.2 In all situations involving the performance or non-performance of COMPAQ Products acquired by Dealer under this Agreement, Dealer's remedy is set forth in Sub-Section 22 of this Agreement. For any other claim brought by Dealer against COMPAQ, regardless of the form of action, which does not arise out of or relate to the termination of this Agreement, COMPAQ's liability shall not exceed the lesser of (i) Dealer's actual damages caused by the breach; or
(ii) 250,000,00.

        28.3 In no event shall COMPAQ be liable to Dealer or third parties for lost profits or other consequential, incidental, indirect or special damages of any nature whatsoever, including, without limitation, loss of profits, or loss of business or anticipatory profits even if COMPAQ has been apprised of the likelihood of such damages.

        28.4 DEALER HEREBY WAIVES ALL RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT.

29.  General

        29.1 Dealer shall not assign any right or Interest herein nor delegate any duty or obligation without the prior written consent of COMPAQ. Any attempt by Dealer to assign any of the rights or interests or to delegate the duties or obligations of this Agreement without such consent is void.

        29.2 The entire Agreement between the parties is incorporated herein and supersedes all prior discussions and agreements between the parties relating to the subject matter hereto. Each party acknowledges that no representations, inducements, promises herein. This Agreement can be modified only by a written amendment duly signed by persons authorized to sign agreements on behalf of Dealer and COMPAQ, and shall not be supplemented or modified by any course of dealing or trade usage. Variance from or addition to the terms and conditions of this Agreement in any order or other written notification from Dealer will be of no effect. The term "Agreement" as used herein includes any applicable future written amendment incorporated by reference made in accordance herewith.

        29.3 Any obligations and duties which by their nature extend beyond the expiration or termination of this Agreement shall survive any expiration or termination and remain in effect.

        29.4 If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, neither party is required to perform said provision to the extent that said provision is invalid, illegal or unenforceable; however, such provision shall be enforced to the fullest extent permitted by applicable law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        29.5 Neither party shall be liable for the failure to perform any of its obligations under this Agreement if such failure is caused by the occurrence of any contingency beyond its reasonable control.

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
        29.6 No action, regardless of form, arising out of this Agreement may be brought by either party more than two (2) years after the cause of action has arisen, or, in the case of non-payment, more than two (2) years from the date the last payment was due.

        29.7 Notices required or permitted hereunder shall be in writing and deemed given and received when properly posted by registered or certified mail, postage prepaid, first class, in an envelope properly addressed (i) if to COMPAQ, to 20555 SH 249, Houston, Texas 77070; or (ii) if to Dealer, to the address set forth in the introduction of this Agreement, or to such other addresses as Dealer or COMPAQ specified upon ten (10) days written notice to the other party.

        29.8 Any waiver of any kind by COMPAQ of a breach of this Agreement must be submitted in writing by COMPAQ to Dealer, shall be effective only to the extent set forth in such writing and shall not operate or be construed as a waiver of any subsequent breach by Dealer. Any COMPAQ delay or omission, if any, in exercising any right, power or remedy pursuant to a breach or default by Dealer shall not impair any right, power or remedy which COMPAQ may have.

        29.9 This Agreement and all transactions executed hereunder shall be governed exclusively by and construed in accordance with the substantive laws of the State of Texas. This Agreement shall be deemed executed and performed solely in the State of Texas.

        29.10 In the event of litigation involving the parties hereto or arising out of this Agreement or the subject matter hereof, the exclusive forum for such litigation shall be the United States District Court for the Southern District of Texas located in Houston, Texas. The parties hereby consent to the in personam jurisdiction of said United States District Court for purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action from the court pursuant to 28 U.S.C. Section 1404 or 1406 (or any successor statue). In the event the United States District Court for the Southern District of Texas should decline federal jurisdiction, such litigation shall be brought in the appropriate state court located in Houston, Texas.

        29.11 In any litigation involving the parties hereto or arising out of this Agreement or the subject matter hereof, the parties hereby agree to waive trial by jury, and hereby stipulate that any actions shall be tried to the Court.

        29.12 Goods purchased or received under this Agreement as well as all information disclosed by COMPAQ are subject to United States export regulations, Dealer may not export such goods or information without first obtaining written permission from COMPAQ.

        29.13 Dealer shall not sell or ship any products or technical data directly or indirectly to any person or destination where such sale or shipment would be prohibited by the laws of the United States or regulations of a department of the United States.

        29.14 In any action or proceeding between the parties hereto, or brought to enforce the terms of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its attorneys' fees and costs, including time and costs of outside and in-house counsel, incurred in connection with said litigation. In addition to such attorneys' fees and costs, said prevailing party shall also be entitled to recover the reasonable costs of management time necessarily incurred in connection with such litigation. As used in this Agreement, the term "attorneys' fees" shall be deemed to mean the full and actual cost of any legal services actually performed in connection with the matters involved, calculated on

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
the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as defined by common law or in any statute or rule of court.

        29.15 Dealer shall at all times comply with all applicable federal, state and local laws and regulations.

        291.6  This Agreement is COMPAQ Confidential.

30.  COMPAQ Policy

        COMPAQ does not contain entertain complaints from its dealers about any other dealer's pricing practices. In executing this Agreement, Dealer agrees to abide by that policy and to refrain from making complaints about any other dealer's prices. COMPAQ may receive information from its dealers on the non-price conduct of other sellers of COMPAQ Products, including, for example, information on service, warranty, advertising, or sales by unauthorized outlets. Any decisions regarding such information will be at sole and unilateral discretion of COMPAQ. Any comments by COMPAQ representatives contrary to these policies are expressly unauthorized and disclaimed by COMPAQ. In executing this Agreement, Dealer recognizes these policies of COMPAQ and will cooperate with COMPAQ in complying with this policy.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BOUND BY ITS TERMS AND CONDITIONS. FURTHER, BOTH PARTIES AGREE THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

DEALER                                     COMPAQ


Dataflex Corporation
--------------------
Corporate Name

Dataflex/computerBay                       COMPAQ COMPUTER CORPORATION
--------------------
d/b/a Name

7/24/90                                    AUGUST 2, 1990
-------------------------------            ---------------------------------
Date                                       Date (Effective Date)

/s/ Richard C. Rose, President             /s/ DOUG JOHNS
-------------------------------            ------------------------------------
Print Name and Title                       Signature

Richard C. Rose, President                 Doug Johns, Vice President,
-------------------------------            Marketing Operations
Print Name and Title                       ------------------------------------
                                           Print Name and Title

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